                      AMENDMENT NO. 5 TO CREDIT AGREEMENT



     THIS AMENDMENT NO. 5 TO CREDIT AGREEMENT ("Amendment No. 5") is made this 29th day of December, 1995 by and among SDI OPERATING PARTNERS, L.P. ("Borrower"), SUN DISTRIBUTORS, L.P., the sole limited partner of Borrower ("GUARANTOR"), each a Delaware limited partnership with offices at 2600 One Logan Square, Philadelphia, Pennsylvania 19103-6983, SDI PARTNERS I, L.P., a Delaware Limited Partnership with offices at 5 Great Valley Parkway, Malvern, Pennsylvania 19355-1426, the sole general partner of Borrower and Guarantor ("SDIPI"); CORESTATES BANK, N.A., a national banking association with offices at Broad and Chestnut Streets, Philadelphia, Pennsylvania 19109, for itself and as Agent for the Banks identified below ("Agent"); and THE BANK OF NOVA SCOTIA and THE FUJI BANK, LIMITED (together with Agent, collectively, the "Banks").



                                  WITNESSETH:
                                  ----------

     WHEREAS, Agent and Banks entered into a Credit Agreement dated December 22, 1992, an Amendment No. 1 to Credit Agreement dated April 22, 1993, and Amendment No. 2 to Credit Agreement dated January 14, 1994, and Amendment No. 3 to Credit Agreement dated March 2, 1994 and an Amendment No. 4 to Credit Agreement dated December 31, 1994 (as amended from time to time, including by this Amendment No. 5, the "Credit Agreement") with Borrower, in which SDIPI joined for purposes of making certain representations and covenants and Guarantor joined to guaranty the indebtedness of Borrower thereunder, and pursuant to which, the Banks agreed to provide to Borrower advances and letters of credit up to an aggregate principal amount outstanding at any time of Fifty Million Dollars ($50,000,000), subject to the terms and conditions set forth therein;

     WHEREAS, Agent, Banks, Borrower, SDIPI and Guarantor wish to enter into this Amendment No. 5 to extend the Termination Date, agree upon an exclusion to the term Distributions in determining Fixed Charges for purposes of calculating the Fixed Charge Coverage Ratio set forth in Paragraph 6.17 hereof, and amend the covenant set forth in Paragraph 6.21 of the Credit Agreement.

     NOW, THEREFORE, in consideration of the premises and the agreements herein set forth and intending to be legally bound hereby, the parties hereto agree as follows:

     1.  Definitions.  Capitalized terms used but not defined in this Amendment
         -----------
No. 5 shall have the meanings given to them in the Credit Agreement.

     2.  Extension of Termination Date.
         -----------------------------


         a. The Banks hereby agree to extend the Termination Date to December 31, 1997. All procedural requirements of Paragraph 2.1 (b) of the Credit Agreement are hereby waived by the Banks in connection with the foregoing extension, but are not waived in connection with any subsequent request of the Borrower to extend the Termination Date.

         b. The Borrowers hereby agree to pay Agent on behalf of Banks an extension fee of Ten Thousand Dollars ($10,000), which fee shall be shared by Banks on the basis of their respective Pro Rata Shares.

     3.  Fixed Charge Coverage Ratio.  For purposes of Paragraph 6.17 hereof,
         --------------------------
in connection with calculating the Fixed Charge Coverage Ratio, Fixed Charges shall be calculated by subtracting for Distributions, Distributions to fund Tax Distributions (as defined in the Guarantor's Agreement of Limited Partnership) to Partners (as defined in Guarantor's Agreement of Limited Partnership) with respect to taxes on capital gains recognized by Borrower as a result of sales of capital or trade or business assets by Borrower to the extent of cash received by Borrower in respect of such sale and included in Operating Partnership Available Cash (as defined in Borrower's Agreement of Limited Partnership) for the Fiscal Year in which the Distribution is proposed to be made.

     4.  Distributions.  paragraph 6.21 of the Credit Agreement is hereby
         -------------
amended and restated in its entirety as follows:

         Maintain, as of the last day of each fiscal quarter, a ratio of (a) Distributions paid in each Rolling Period less Distributions to fund Tax Distributions (as defined in the Guarantor's Agreement of Limited Partnership) to Partners (as defined in Guarantor's Agreement of Limited Partnership) with respect to taxes on capital gains recognized by Borrower as a result of sales of capital or trade or business assets by Borrower to the extent of cash received by Borrower in respect of such sale and included in Operating Partnership Available Cash (as defined in Borrower's Agreement of Limited Partnership) for the Fiscal Year in which the Distribution is proposed to be made, to (b) Consolidated EBITDA less Management Fees


                                      -2-
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         expensed in the same Rolling Period, not to exceed .55 to 1.0 for any such Rolling Period ending on or before December 31, 1994; not to exceed .78 to 1.0 for any such Rolling Period ending on or before December 31, 1995; and not to exceed .60 to 1.0 for any Rolling Period ending any time after December 31, 1995; it being agreed that nothing in this Paragraph shall permit Borrower to make Distributions not otherwise permitted by Paragraph 7.6 hereof, or which are proposed to be made at a time when Borrower is not in compliance with, or which would cause Borrower to cease to comply with, all other covenants set forth in Articles 6 or 7 hereof.

         5.  Affirmation.  Borrower, SDIPI and Guarantor (to the extent
             -----------
applicable) hereby affirm all of the provisions of the Credit Agreement, as amended, including by this Amendment No. 5, and agree that the terms and conditions of the Credit Agreement shall continue in full force and effect as supplemented and amended hereby.

         6.  Miscellaneous.
             -------------
             a. This Amendment No. 5 and any other Amendment Document shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

             b. Borrower agrees to reimburse Agent for all reasonable costs and expenses (including but not limited to, reasonable attorneys' fees and reasonable disbursements) which Agent may pay or incur in connection with the preparation of this Amendment No. 5 and the preparation or review of other documents executed or delivered in connection herewith.

             c. All terms and provisions of this Amendment No. 5 shall be for the benefit of and be binding upon and enforceable by the respective successors and assigns of the parties hereto.

             d. This Amendment No. 5 may be executed in any number of counterparts with the same effect as if all the signatures on such counterparts appeared on one document and each such counterpart shall be deemed an original.

             e. The execution, delivery and performance of this Amendment No. 5 shall not effect a waiver of any right, power or remedy of Banks under applicable law or under the Credit

Agreement and the agreements and documents executed in connection therewith or constitute a waiver of any provision thereof.

     IN WITNESS WHEREOF, the undersigned by their duly authorized officers, have executed this Amendment No. 5 the day and year first written above.

                                       SDI OPERATING PARTNERS, L.P.,

                                       By: SDI Partners I, L.P., its
                                           general partner

                                           By: LEHMAN/SDI, INC., its
                                               general partner


                                           By: /s/ Joseph M. Corvino
                                               -----------------------------
                                               Title: Vice President-Finance
                                                      & CFO


                                       SUN DISTRIBUTORS L.P., as Guarantor

                                       By: SDI Partners I, L.P., its
                                           general partner

                                           By: LEHMAN/SDI, INC., its
                                               general partner

                                           By: /s/ Joseph M. Corvino
                                               -----------------------------
                                               Title: Vice President-Finance
                                                       & CFO

                                       SDI PARTNERS I, L.P., to the extent
                                         it is a party to the Credit
                                         Agreement

                                       By: LEHMAN/SDI, INC., its general
                                           partner

                                       By: /s/ Joseph M. Corvino
                                           ---------------------------------
                                           Title: Vice President - Finance
                                                  & CFO


                                       CORESTATES BANK, N.A., individually
                                         and in its capacity as Agent
                                         hereunder

                                       By:
                                          ----------------------------------
                                          Title:










































                                       [EXECUTIONS CONTINUED]





Agreement and the agreements and documents executed in connection therewith or constitute a waiver of any provision thereof.

     IN WITNESS WHEREOF, the undersigned by their duly authorized officers, have executed this Amendment No. 5 the day and year first written above.

                                       SDI OPERATING PARTNERS, L.P.,

                                       By: SDI Partners I, L.P., its
                                           general partner

                                          By: LEHMAN/SDI, INC., its
                                              general partner

                                          By:
                                              ------------------------------
                                              Title:

                                       SUN DISTRIBUTORS L.P., as Guarantor

                                       By: SDI Partners I, L.P., its
                                           general partner

                                          By: LEHMAN/SDI, INC., its
                                              general partner

                                          By:
                                              ------------------------------
                                              Title:


                                       SDI PARTNERS I, L.P., to the extent
                                        it is a party to the Credit
                                        Agreement

                                       By: LEHMAN/SDI, INC., its general
                                           partner

                                       By:
                                          ----------------------------------
                                          Title:

                                       CORESTATES BANK, N.A., individually
                                         and in its capacity as Agent
                                         hereunder

                                       By: /s/ Carol Williams
                                           ---------------------------------
                                           Title: Senior Vice President

                                       [EXECUTIONS CONTINUED]

                                       THE BANK OF NOVA SCOTIA


                                       By: /s/ J. ALAN EDWARDS
                                           ---------------------------------
                                           Title:    J. ALAN EDWARDS
                                                  AUTHORIZED SIGNATORY

                                       THE FUJI BANK, LIMITED

                                       By: /s/ Teiji Teramoto
                                           ---------------------------------
                                           Title:  Vice President and Manager